EXHIBIT 10.12
                 WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT

         THIS WAIVER AND SECOND AMENDMENT TO CREDIT AGREEMENT (this "Amendment") is entered into as of March 31, 1998 by and between CALIFORNIA MICRO DEVICES CORPORATION ("Borrower"), and WELLS FARGO BANK, NATIONAL ASSOCIATION ("BANK").


                                    RECITALS

         WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Credit Agreement between Borrower and Bank dated as of July 12, 1996, as amended from time to time ("Credit Agreement").

         WHEREAS, as of the two two fiscal quarter periods ending September 30, 1997 and December 31, 1997, Borrower was in default of the requirement that pre-tax profit not be less than $1.00 on a rolling two quarter basis, as set forth in Section 4.9 (c) of the Credit Agreement (the "Existing Defaults").

        WHEREAS, Borrower has requested that Bank waive the Existing Defaults, and Bank is willing to waive the Existing Defaults on the condition that the Credit Agreement be amended as follows:

         NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. In consideration of the amendment to the Credit agreement described below, Bank hereby waives the Existing Defaults. Such waiver is limited to the Existing Defaults, and implies no agreement on the part of Bank to waive any subsequent defaults under the Credit Agreement.

        2. Section 4.9 (c) of the Credit Agreement is hereby amended to read as follows:

                      "(c) Net  Income  after  taxes not less  than  $1.00 on an annual basis, determined as of each fiscal year end, and pre-tax profit not less than $1.00 on a rolling two fiscal quarter basis, determined as of each fiscal quarter end; provided however, that no default under this Section 4.9 (c) shall be deemed to have occurred if, within 10 days after Borrower first knew, or, using reasonable due diligence, should have known, of a violation of this Section 4.9 (c), Borrower pledges and grants to Bank a first priority security interest in cash, cash equivalents and/or marketable securities acceptable to Bank, the aggregate market value of which (when margined in accordance with Bank's then standard margin rates) shall be and remain equal to or greater than the outstanding principal balance of the Line of Credit (inclusive of outstanding, but undrawn, Letters of Credit) until Borrower returns to compliance with the terms of this Section 4.9
               (c). Any such pledge and security interest shall be evidenced by documentation acceptable to Bank."

        3. Except as specifically provided herein, all terms and conditions of the Credit Agreement remain in full force and effect, without waiver or modification. All terms defined in the Credit Agreement shall have the same meaning when used in this Amendment. This Amendment and the Credit Agreement shall be read together, as one document.

        4. Borrower hereby makes all representations and warranties contained in the Credit Agreement and reaffirms all covenants set forth therein. Borrower further certifies that as of the date of this Amendment there exists no Event of Default as defined in the Credit Agreement, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

        IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed as of the day and year first written above.

CALIFORNIA MICRO DEVICES                             WELLS FARGO BANK, NATIONAL
  CORPORATION                                          ASSOCIATION

By:     /s/ John E. Trewin                           By:   /s/ Christian Kambour
        -------------------------                          ---------------------
Title:   Vice President & CFO                        Title:  Vice President
        -------------------------                           --------------------

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